UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2008

NTK Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-126389	20-1934298
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	OTHER EVENTS

On May 12, 2008, Nortek, Inc. ("Nortek"), an indirect, wholly-owned subsidiary of NTK Holdings, Inc., publicly announced its plans to conduct a private placement of Senior Secured Notes due 2013 to institutional investors (the "Notes") which are expected to generate gross proceeds of approximately $750 million.  Nortek intends to use the net proceeds from the Note offering, together with proceeds of borrowings under a new senior secured asset-based revolving credit facility, to repay all of the outstanding indebtedness under its existing senior secured credit facility.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press release dated May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                  NTK HOLDINGS, INC.

By:  /s/ Edward J. Cooney
       Name:  Edward J. Cooney
       Title:     Vice President and Treasurer

Date: May 12, 2008
EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release dated May 12, 2008.